Sweetgreen, Inc. Announces
Fourth Quarter and Fiscal Year 2024 Financial Results
LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next-generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its fourth fiscal quarter and fiscal year ended December 29, 2024.

Fourth Quarter 2024 Financial Highlights
For the fourth quarter of fiscal year 2024, compared to the fourth quarter of fiscal year 2023:
•Total revenue was $160.9 million versus $153.0 million in the prior year period, an increase of 5%.
•Same-Store Sales Change of 4%, versus Same-Store Sales Change of 6% in the prior year period.
•AUV of $2.9 million was consistent with the prior year period.
•Total Digital Revenue Percentage of 56% and Owned Digital Revenue Percentage of 29%, versus Total Digital Revenue Percentage of 58% and Owned Digital Revenue Percentage of 34% in the prior year period.
•Loss from operations was $(31.4) million and loss from operations margin was (20)%, versus loss from operations of $(29.3) million and loss from operations margin of (19)% in the prior year period.
•Restaurant-Level Profit1 was $28.0 million and Restaurant-Level Profit Margin was 17%, versus Restaurant-Level Profit of $24.8 million and Restaurant-Level Profit Margin of 16% in the prior year period.
•Net loss was $(29.0) million and net loss margin was (18)%, versus net loss of $(27.4) million and net loss margin of (18)% in the prior year period.
•Adjusted EBITDA1 was $(0.6) million and Adjusted EBITDA Margin was 0%, versus Adjusted EBITDA of $(1.8) million and Adjusted EBITDA Margin of (1)% in the prior year period.
•10 Net New Restaurant Openings versus 1 Net New Restaurant Opening in the prior year period.

Full Year Fiscal 2024 Financial Highlights
For fiscal year 2024 compared to fiscal year 2023:
•Total revenue was $676.8 million, versus $584.0 million in the prior fiscal year, an increase of 16%.
•Same-Store Sales Change of 6%, versus Same-Store Sales Change of 4% in the prior fiscal year.
•AUV of $2.9 million was consistent with the prior year period.
•Total Digital Revenue Percentage of 56% and Owned Digital Revenue Percentage of 30%, versus Total Digital Revenue Percentage of 59% and Owned Digital Revenue Percentage of 36% in the prior fiscal year.
•Loss from operations was $(95.7) million and loss from operations margin was (14)%, versus loss from operations of $(122.3) million and loss from operations margin of (21)% in the prior fiscal year.
•Restaurant-Level Profit1 was $132.9 million and Restaurant-Level Profit Margin was 20%, versus Restaurant-Level Profit of $101.9 million and Restaurant-Level Profit Margin of 17% in the prior fiscal year.
•Net loss was $(90.4) million and net loss margin was (13)%, versus net loss of $(113.4) million and net loss margin of (19)% in the prior fiscal year.
•Adjusted EBITDA1 was $18.7 million versus Adjusted EBITDA of $(2.8) million in the prior fiscal year and Adjusted EBITDA Margin was 3% versus 0% in the prior year period.
•25 Net New Restaurant Openings versus 35 Net New Restaurant Openings in the prior fiscal year.
1 Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

“Our 2024 results exceeded our initial expectations, thanks to the strength of our menu innovation, technology, and overall guest experience,” said Jonathan Neman, Co-Founder and CEO. “In 2025, we’re rolling out a new and improved loyalty program, introducing exciting new menu items, and strategically investing more in marketing to bring more people into our restaurants. By staying focused on delivering an exceptional experience, we’re setting Sweetgreen up to lead—and redefine—fast food for the future.”

“Since our IPO in 2021, we have delivered 4 years of double digit revenue growth and 4 consecutive years of restaurant level margin expansion. In 2024, restaurant-level margin expanded over 200 basis points, and Adjusted EBITDA of $18.7 million improved by $21.5 million over the prior year period,” said Mitch Reback, Chief Financial Officer. “This marks our first full year of Adjusted EBITDA profitability in Sweetgreen’s history, providing a solid foundation to grow and expand in the years to come.”

Results for the fourth quarter ended December 29, 2024:
Total revenue in the fourth quarter of 2024 was $160.9 million, an increase of 5% versus the prior year period, primarily due to additional revenue associated with 26 Net New Restaurant Openings during or subsequent to the fourth quarter of 2023 through the end of the fourth fiscal quarter of 2024 and Same-Store Sales Change of 4% due to menu price increases that were implemented subsequent to the prior year period. These increases were partially offset by a decrease in fiscal year-over-year comparable restaurant sales, which would have been reflected in our Same-Store Sales Change had we not adjusted for the misalignment in our comparable weeks resulting from fiscal year 2023 being a 53-week year.

Our loss from operations margin was (20)% for the fourth quarter of 2024 versus (19)% in the prior year period. Restaurant-Level Profit Margin was 17%, an increase of over 100 basis points versus the prior year period, due to the impact of menu price increases and continued labor optimization, partially offset by the impact of the additional week of revenue in fiscal year 2023.

General and administrative expense was $37.1 million, or 23% of revenue for the fourth quarter of 2024, as compared to $35.5 million, or 23% of revenue in the prior year period. The increase in general and administrative expense was primarily due to an increase in legal settlements, an increase in payroll taxes related to the vesting of the Founders’ performance stock units released during the current year, and an increase in spend across the Sweetgreen Support Center to support our restaurant growth. These increases were partially offset by a decrease in stock-based compensation expense primarily related to the decrease in expense associated with restricted stock units and performance-based restricted stock units issued prior to our IPO.

Net loss for the fourth quarter of 2024 was $(29.0) million, as compared to $(27.4) million in the prior year period. The change was primarily attributable to a $1.7 million increase in impairment and closure costs, a $1.2 million increase in pre-opening costs related to the 10 Net New Restaurant Openings in the current year period versus 1 Net New Restaurant Opening in the prior year period, an increase in general administrative expenses as described above, and an increase in depreciation and amortization associated with additional restaurants. These increases were partially offset by a $3.2 million increase in our Restaurant-Level Profit as described above. Adjusted EBITDA, which excludes stock-based compensation expense and certain other adjustments, was $(0.6) million for the fourth quarter of 2024, as compared to $(1.8) million in the prior year period. This change was primarily due to an increase in Restaurant-Level Profit, as described above.

2025 Outlook

For fiscal year 2025, we are anticipating the following:

•At least 40 Net New Restaurant Openings, with 20 featuring the Infinite Kitchen
•Revenue ranging from $760 million to $780 million
•Same-Store Sales Change between 1-3%
•Restaurant-Level Profit Margin of 19.8%-20.5%
•Adjusted EBITDA between $32 million to $38 million

For the first quarter of fiscal year 2025, we are anticipating the following:

•5 Net New Restaurant Openings
•Revenue ranging from $163 million to $166 million
•Same-Store Sales Change of approximately 5-3%
•Restaurant-Level Profit Margin of 16.4%-16.8%
•Adjusted EBITDA between $(3) million to $(1) million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, February 26, 2025, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to, but are not limited to, statements regarding our financial outlook for the first fiscal quarter and full fiscal year 2025, including our expectations regarding the number of Net New Restaurant Openings, revenue, Same-Store Sales Change, Restaurant-Level Profit Margin and Adjusted EBITDA; and our plans to introduce a new loyalty program, innovate new menu items and increase paid media. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, uncertainties regarding changes in economic conditions and macroeconomic, geopolitical and other major events, which may include pandemics and disease outbreaks, and the customer behavior trends they drive, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the impact of severe weather conditions or natural disasters on our restaurant sales and results of operations, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to preserve the value of our brand, food safety and foodborne illness concerns, our ability to achieve profitability in the future, our ability to build, deploy, and maintain our proprietary kitchen automation technology, known as the Infinite Kitchen, in a timely and cost-effective manner, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including in our Annual Report on Form 10-K to be filed for the fiscal year ended December 29, 2024 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.
•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. Fiscal year 2023 was a 53-week year, in order to provide a measurement period that is consistent with comparable periods that span a 52-week year, rather than simply excluding the extra week, we applied an averaging methodology to the last period of fiscal 2023 to adjust for the extra week. One restaurant was excluded from our Comparable Restaurant Base as of the end of fiscal year 2024. Such adjustment did not result in a material change to our key performance metrics. No restaurants were excluded from our Comparable Restaurant Base as of the end of fiscal year 2023.
•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same period.
•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period excluding the 53rd week in any 53-week fiscal year; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant. Fiscal year 2023 was a 53-week year, which resulted in a misalignment in our comparable weeks in fiscal year 2024. To adjust for this misalignment, in calculating Same-Store Sales Change for each fiscal quarter and the full fiscal year 2024, we shifted each week within fiscal year 2023 forward by one week to better align with the 2024 calendar year, specifically to match the timing of holidays and achieve a more accurate comparable Same-Store Sales Change to the prior period. During fiscal year 2024, we excluded eight restaurants from our Same-Store Sales Change to reflect the temporary closure of such restaurants. During fiscal year 2023, we excluded two restaurants from our Same-Store Sales Change to reflect the temporary closure of such restaurants. These adjustments, did not result in a material change to Same-Store Sales Change for fiscal years 2024 or 2023.
•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Total Digital Channels. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:

•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance and as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks including to compare our performance to that of our competitors.

We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude income tax (benefit) expense, interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, Spyce acquisition costs, our enterprise resource planning system (“ERP”) implementation and related costs, legal settlements, and certain other expenses during the period that management determines are not indicative of ongoing operating performance and, in certain periods, impairment and closure costs, restructuring charges, and employer portion of founder performance stock unit payroll taxes. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; other (income) expense; Spyce acquisition costs; ERP implementation and related costs; legal settlements; and, certain other expenses during the period that management determines are not indicative of ongoing operating performance; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About Sweetgreen

Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 245 locations across the United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation. To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X (formerly Twitter).
Sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com

Sweetgreen Contact, Media:

Jenny Seltzer
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	December 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$214,789	$257,230
Accounts receivable	5,034	3,502
Inventory	1,987	2,069
Prepaid expenses	7,844	5,767
Current portion of lease acquisition costs	93	93
Other current assets	4,790	7,450
Total current assets	234,537	276,111
Operating lease assets	257,496	243,992
Property and equipment, net	296,485	266,902
Goodwill	35,970	35,970
Intangible assets, net	24,040	27,407
Security deposits	1,419	1,406
Lease acquisition costs, net	333	426
Restricted cash	2,640	125
Other assets	3,838	4,218
Total assets	$856,758	$856,557
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Current portion of operating lease liabilities	41,773	31,426
Accounts payable	18,698	17,380
Accrued expenses	26,564	20,845
Accrued payroll	14,716	13,131
Gift cards and loyalty liability	4,413	2,797
Other current liabilities	9,663	6,000
Total current liabilities	115,827	91,579
Operating lease liabilities, net of current portion	288,941	271,439
Contingent consideration liability	5,311	8,350
Other non-current liabilities	173	819
Deferred income tax liabilities	361	1,773
Total liabilities	$410,613	$373,960
Stockholders’ (deficit) equity:
Common stock, $0.001 par value, 2,000,000,000 Class A shares authorized, 105,200,553 and 99,700,052 Class A shares issued and outstanding as of December 29, 2024 and December 31, 2023, respectively; 300,000,000 Class B shares authorized and 11,915,758 and 12,939,094 Class B shares issued and outstanding as of December 29, 2024 and December 31, 2023, respectively.	117	113
Additional paid-in capital	1,321,386	1,267,469
Accumulated deficit	(875,358)	(784,985)
Total stockholders’ (deficit) equity	446,145	482,597
Total liabilities and stockholders’ (deficit) equity	$856,758	$856,557

SWEETGREEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Fiscal Quarter Ended
	December 29, 2024(1)		December 31, 2023(1)
Revenue	$160,904	100%	$153,026	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	44,060	27%	43,392	28%
Labor and related expenses	45,913	29%	44,800	29%
Occupancy and related expenses	15,013	9%	14,164	9%
Other restaurant operating costs	27,966	17%	25,889	17%
Total restaurant operating costs	132,952	83%	128,245	84%
Operating expenses:
General and administrative	37,098	23%	35,542	23%
Depreciation and amortization	17,277	11%	16,181	11%
Pre-opening costs	2,321	1%	1,073	1%
Impairment and closure costs	1,830	1%	145	—%
Loss on disposal of property and equipment	77	—%	140	—%
Restructuring charges	779	—%	989	1%
Total operating expenses	59,382	37%	54,070	35%
Loss from operations	(31,430)	(20)%	(29,289)	(19)%
Interest income	(2,252)	(1)%	(3,248)	(2)%
Interest expense	14	—%	70	—%
Other expense	1,409	1%	1,878	1%
Net loss before income taxes	(30,601)	(19)%	(27,989)	(18)%
Income tax (benefit) expense	(1,571)	(1)%	(575)	—%
Net loss	$(29,030)	(18)%	$(27,414)	(18)%
Earnings per share:
Net loss per share, basic and diluted	$(0.25)		$(0.24)
Weighted average shares used in computing net loss per share, basic and diluted	116,055,620		112,519,663
(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2024 contained 52 weeks. Fiscal year 2023 was a 53-week year with the extra operating week (the “53rd week”) falling in our fourth fiscal quarter.

SWEETGREEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Fiscal Year Ended
	December 29, 2024(1)		December 31, 2023(1)
Revenue	$676,826	100%	$584,041	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	185,367	27%	161,725	28%
Labor and related expenses	188,867	28%	171,306	29%
Occupancy and related expenses	59,536	9%	54,281	9%
Other restaurant operating costs	110,107	16%	94,809	16%
Total restaurant operating costs	543,877	80%	482,121	83%
Operating expenses:
General and administrative	149,942	22%	146,762	25%
Depreciation and amortization	67,346	10%	59,491	10%
Pre-opening costs	6,616	1%	9,263	2%
Impairment and closure costs	2,218	—%	624	—%
Loss on disposal of property and equipment	255	—%	687	—%
Restructuring charges	2,276	—%	7,437	1%
Total operating expenses	228,653	34%	224,264	38%
Loss from operations	(95,704)	(14)%	(122,344)	(21)%
Interest income	(10,942)	(2)%	(12,942)	(2)%
Interest expense	256	—%	128	—%
Other expense	6,656	1%	3,475	1%
Net loss before income taxes	(91,674)	(14)%	(113,005)	(19)%
Income tax (benefit) expense	(1,301)	—%	379	—%
Net loss	$(90,373)	(13)%	$(113,384)	(19)%
Earnings per share:
Net loss per share, basic and diluted	$(0.79)		$(1.01)
Weighted average shares used in computing net loss per share, basic and diluted	114,321,672		111,907,675
(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2024 contained 52 weeks. Fiscal year 2023 was a 53-week year with the 53rd week falling in our fourth fiscal quarter.

SWEETGREEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Cash flows from operating activities:
Net loss	$(90,373)	$(113,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	67,346	59,491
Amortization of lease acquisition costs	93	92
Amortization of loan origination fees	71	55
Amortization of cloud computing arrangements	914	880
Non-cash operating lease cost	31,475	29,113
Loss on disposal of property and equipment	255	687
Stock-based compensation	39,024	49,532
Impairment and closure costs	1,835	90
Non-cash restructuring charges	701	5,281
Deferred income tax (benefit) expense	(1,412)	358
Change in fair value of contingent consideration	6,624	3,475
Changes in operating assets and liabilities:
Account receivable	(1,532)	(258)
Inventory	82	(686)
Prepaid expenses and other current assets	(22)	(3,789)
Operating lease liabilities	(18,318)	(22,290)
Accounts payable	759	9,871
Accrued payroll and benefits	1,585	6,551
Accrued expenses	3,313	1,163
Gift card and loyalty liability	1,616	781
Other non-current liabilities	(646)	(533)
Net cash provided by (used in) operating activities	43,390	26,480
Cash flows from investing activities:
Purchase of property and equipment	(84,457)	(89,672)
Purchase of intangible assets	(7,741)	(6,115)
Security and landlord deposits	(13)	122
Net cash used in investing activities	(92,211)	(95,665)
Cash flows from financing activities:
Proceeds from stock option exercise	12,765	5,388
Payment of contingent consideration	(3,868)	(10,421)
Payment of loan origination fees	—	—
Payment associated to shares repurchased for tax withholding	(2)	(166)
Net cash (used in) provided by financing activities	8,895	(5,199)
Net decrease in cash and cash equivalents and restricted cash	(39,926)	(74,384)
Cash and cash equivalents and restricted cash—beginning of year	$257,355	331,739
Cash and cash equivalents and restricted cash—end of year	$217,429	$257,355

Supplemental disclosure of cash flow:
Cash paid for interest	$184	$50
Non-cash investing and financing activities:
Purchase of property and equipment accrued in accounts payable and accrued expenses	$9,791	$6,824
Non-cash issuance of common stock associated with Spyce milestone achievement	$2,132	$—

SWEETGREEN INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(UNAUDITED)
(dollars in thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 29, 2024(1)	December 31, 2023(1)	December 29, 2024(1)	December 31, 2023(1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED OPERATING DATA:
Net New Restaurant Openings	10	1	25	35
Average Unit Volume (as adjusted)(2)(4)	$2,924	$2,877	$2,924	$2,877
Same-Store Sales Change (%)(3)(4)	4%	6%	6%	4%
Total Digital Revenue Percentage	56%	58%	56%	59%
Owned Digital Revenue Percentage	29%	34%	30%	36%
(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2024 contained 52 weeks. Fiscal year 2023 was a 53-week year with the 53rd week falling in our fourth fiscal quarter.
(2)Our results for the fiscal year ended December 29, 2024 have been adjusted to reflect the temporary closures of one restaurant which was excluded from the Comparable Restaurant Base. Such adjustment did not result in a material change to AUV. No restaurants were excluded from the Comparable Restaurant Base as of the end of fiscal year 2023.
(3)Our results for the fiscal quarters ended December 29, 2024 and December 31, 2023, have been adjusted to reflect the temporary closures of three and two restaurants, respectively, which did not have a material impact on our Same-Store Sales Change. Our results for the fiscal years ended December 29, 2024 and December 31, 2023, have been adjusted to reflect the temporary closures of eight and two restaurants, respectively, which did not have a material impact on our Same-Store Sales Change.
(4)For fiscal year 2023, average unit volume and same-store sales change were adjusted to exclude the 53rd week of operations.

SWEETGREEN, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)
(dollars in thousands)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 29, 2024(1)	December 31, 2023(1)	December 29, 2024(1)	December 31, 2023(1)
Loss from operations	$(31,430)	$(29,289)	$(95,704)	$(122,344)
Add back:
General and administrative	37,098	35,542	149,942	146,762
Depreciation and amortization	17,277	16,181	67,346	59,491
Pre-opening costs	2,321	1,073	6,616	9,263
Impairment and closure costs	1,830	145	2,218	624
Loss on disposal of property and equipment(2)	77	140	255	687
Restructuring charges(3)	779	989	2,276	7,437
Restaurant-Level Profit	$27,952	$24,781	$132,949	$101,920
Loss from operations margin	(20)%	(19)%	(14)%	(21)%
Restaurant-Level Profit Margin	17%	16%	20%	17%
(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2024 contained 52 weeks. Fiscal year 2023 was a 53-week year with the 53rd week falling in our fourth fiscal quarter.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 29, 2024(1)	December 31, 2023(1)	December 29, 2024(1)	December 31, 2023(1)
Net loss	$(29,030)	$(27,414)	$(90,373)	$(113,384)
Non-GAAP adjustments:
Income tax expense	(1,571)	(575)	(1,301)	379
Interest income	(2,252)	(3,248)	(10,942)	(12,942)
Interest expense	14	70	256	128
Depreciation and amortization	17,277	16,181	67,346	59,491
Stock-based compensation(2)	8,810	9,399	39,024	49,532
Loss on disposal of property and equipment(3)	77	140	255	687
Impairment and closure costs(4)	1,830	145	2,218	624
Other expense/(income)(5)	1,409	1,878	6,656	3,475
Spyce acquisition costs(6)	—	2	—	472
Restructuring charges(7)	779	989	2,276	7,437
ERP implementation and related costs(8)	232	224	914	881
Legal settlements(9)	1,290	360	1,326	425
Employer portion of the founder performance stock unit payroll taxes(10)	562	—	1,053	—
Adjusted EBITDA	$(573)	$(1,849)	$18,708	$(2,795)
Net loss margin	(18)%	(18)%	(13)%	(19)%
Adjusted EBITDA Margin	—%	(1)%	3%	—%

(1)We operate on a 52/53 week fiscal year end that ends on the last Sunday of the calendar year. Fiscal year 2024 contained 52 weeks. Fiscal year 2023 was a 53-week year with the 53rd week falling in our fourth fiscal quarter.
(2)Includes non-cash, stock-based compensation.
(3)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(4)Includes costs related to impairment of long-lived and operating lease assets and store closures.
(5)Other expense includes the change in fair value of the contingent consideration issued as part of the Spyce acquisition.
(6)Spyce acquisition costs includes one-time costs we incurred in order to acquire Spyce including, severance payments, retention bonuses, and valuation and legal expenses.
(7)Restructuring charges are expenses that are paid in connection with the reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with our vacated former Sweetgreen Support Center, including the impairment and amortization of the operating lease asset.
(8)Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our ERP system.
(9)Expenses recorded for accruals related to the settlements of legal matters.
(10)Includes the employer portion of payroll taxes related to the vesting of 600,000 performance stock units released to each founder during the fiscal year ended December 29, 2024.